UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                        Date of Report - August 11, 2004
                        (Date of earliest event reported)

                           GENERAL BEARING CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                        0-22053                     13-279624
(State or other jurisdiction     (Commission File Number)         (IRS Employer
     of incorporation)                                            Identification
                                                                      Number)

                     44 High Street                           10994
         (Address of principal executive offices)           (Zip Code)

                            Area Code (845) 358-6000
                         (Registrant's telephone number)

Item 5. Other Events.

      On August 11, 2004, General Bearing Corporation (the "Company"), GBC Acquisition Corp. (the "Purchaser") and all members of the Board of Directors of the Company were named as defendants in a purported stockholder class action lawsuit filed by the trustee for Integrated Legal and Financial Problem Solvers, Inc. Defined Benefit Pension Plan and Trust in the Court of Chancery of the State of Delaware. The complaint seeks, among other things, to preliminarily and permanently enjoin the Purchaser's offer to purchase all of the outstanding shares of the Company's common stock, par value $0.01 per share, that are not beneficially owned by certain directors and officers of the Company and certain of their respective family members.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 12, 2004                        GENERAL BEARING CORPORATION


                                              By: /s/  David L. Gussack
                                                  ----------------------------
                                                  Name: David L. Gussack
                                                 Title: Chief Executive Officer